      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2000
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                         COACTIVE MARKETING GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ---------------------

      DELAWARE                                                        06-134048
(STATE OR OTHER JURISDICTION         415 NORTHERN BOULEVARD        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    GREAT NECK, NEW YORK  11021   IDENTIFICATION NO.)
                                         (516) 622-2800
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ---------------------

                                DONALD A. BERNARD
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         COACTIVE MARKETING GROUP, INC.
                             415 NORTHERN BOULEVARD
                           GREAT NECK, NEW YORK 11021
                                 (516) 622-2800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ---------------------

                                    COPY TO:
                             JOSEPH S. HELLMAN, ESQ.
                       KRONISH, LIEB, WEINER & HELLMAN LLP
                           1114 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10036-7798

                              ---------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX.[ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.[X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.[ ]


     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.[ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX.[ ]


                              ---------------------
                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
       TITLE OF SECURITIES       AMOUNT TO BE        PROPOSED MAXIMUM AGGREGATE      PROPOSED MAXIMUM       AMOUNT OF
        TO BE REGISTERED          REGISTERED             PRICE PER SHARE (1)         AGGREGATE PRICE      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.001
PAR VALUE PER SHARE           1,486,731 SHARES (2)           $2.75                     $4,085,510.25         $1,078.57
============================================================================================================================


(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. THE AGGREGATE OFFERING PRICE HAS BEEN DETERMINED PURSUANT TO RULE 457(c) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE REGISTRANT'S COMMON STOCK AS REPORTED ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. AUTOMATED QUOTATION SYSTEM ON MARCH 1, 2000.

(2) INCLUDES 1,236,731 OUTSTANDING SHARES AND 250,000 SHARES ISSUABLE UPON THE EXERCISE OF OUTSTANDING WARRANTS.

                              ---------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE OR DATES AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                         COACTIVE MARKETING GROUP, INC.

                        1,486,731 SHARES OF COMMON STOCK

     This prospectus is being used in connection with the resale by certain of our stockholders of up to:

     -      1,236,731 shares of our outstanding common stock

     - 250,000 shares of our common stock issuable upon the exercise of outstanding warrants

     The selling stockholders may sell shares either directly to purchasers or through brokers, dealers or agents. We will receive no proceeds from the sale of shares by the selling stockholders, although we will receive up to $625,000 from the exercise of the outstanding warrants before or in connection with the resale of the underlying shares.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "CMKG." On March 7, 2000, the last reported sale price for our common stock on the Nasdaq SmallCap Market was $3.375 per share.

INVESTMENT IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR FOREIGN JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  The date of this prospectus is March 8, 2000.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
     Where You Can Find More Information..................................2
     Special Note Regarding Forward-Looking Statements....................3
     About CoActive Marketing Group, Inc..................................4
     Risk Factors ........................................................5
     Use of Proceeds .....................................................8
     Selling Stockholders ............................................... 8
     Plan of Distribution ................................................11
     Legal Matters .......................................................13
     Experts..............................................................13

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. In this prospectus, "CoActive," "we," "us," and "our" refer to CoActive Marketing Group, Inc., its predecessors and its consolidated subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our Internet address is http://www.coactivemarketing.com.

     This prospectus is part of a registration statement on Form S-3 under the Securities Act that we filed with the SEC with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits filed with it. For further information about us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits filed with it. Statements in this prospectus regarding any document are not necessarily complete, and each such statement is qualified in all respects by reference to such document filed with the SEC.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed.

     (1)    Our Annual Report on Form 10-K for the year ended March 31, 1999;

     (2) Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999;

     (3)    Our Current Report on Form 8-K filed on November 29, 1999;

     (4)    Our Current Report on Form 8-K filed on February 23, 2000; and

     (5) The description of our common stock contained in our registration statement on Form 8-A under the Exchange Act, filed June 10, 1992 (File No.000-20394).

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                        CoActive Marketing Group, Inc.
                        Attn: Donald A. Bernard
                        415 Northern Boulevard
                        Great Neck, New York 11021
                        (516) 622-2800

     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statement. Any earlier statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

     Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases.

     No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

                      ABOUT COACTIVE MARKETING GROUP, INC.

     We are a full service marketing, sales promotion and interactive new media services provider organization. We design, develop and implement customized national, regional and local consumer and trade promotion programs. Our clients are principally Fortune 500 consumer product companies. Our promotional programs are designed to enhance the value of our clients' budgeted expenditures and achieve our clients' specific marketing and promotional objectives. In the industry, these programs are commonly referred to as "account specific" and or "co-marketing," as they may target the participation and cooperation of a specific retail chain or groups of retailers or other sources of distribution to attain results in the form of increased in-store displays of our clients' products, related consumer purchases and enhanced product brand name recognition.

     We also provide event marketing, entertainment marketing and in-store promotional services. Our event marketing programs have included the production of Wheel of Fortune Wheel Mobile Tour, govWorks.com National Tour, and TNN Nascar Tour. Our entertainment marketing programs have included the production of HBO's US Comedy Arts Festival, ABC's Politically Incorrect Live!, Fox Family Kids Tour, and other similar programs that promote our client's products and or services in connection with live entertainment. Additional event marketing activities have focused on establishing Brand recognition of, and marketing the services offered by, Internet search engines and portals, and other clients of ours that have an Internet presence. Our in-store marketing activities consist of live demonstrations, sampling and promoting of our clients' products in retail chain stores, and national drug and grocery stores, and have included Barney/Wal-Mart in-store events, a Johnnie Walker Scotch Education Program, and an MCI Calling Plan Launch.

     In addition to traditional marketing and sales promotional services, we provide interactive new media services consisting of Internet web site development, electronic sales presentations and computer based training. We are marketing consultants offering Internet related services to businesses. These services include designing, hosting and updating web sites promoting our clients' products, and writing the software that enables our clients to conduct business over the Internet (e-commerce). Some of the web sites we have designed include www.starkist.com (Starkist Tuna), www.adamsgolf.com (Adams Golf) and www.campbellhausfeld.com (Campbell Hausfeld, a leading manufacturer of air tools, air nailers, air compressors, paint sprayers, pressure washers and portable generators).

     By providing a wide range of both traditional and new media programs and services, our clients are provided with a total solutions resource for strategic planning, creative development, production and implementation, including in-store and special event activities.

     Our principal executive offices are located at 415 Northern Boulevard, Great Neck, New York 11021, and our telephone number is 516-622-2800.

                                  RISK FACTORS

     You should consider carefully the following factors relating to our business and this offering, in addition to other information set forth elsewhere in this prospectus and in our Annual Report on Form 10-K and other documents incorporated in this prospectus by reference, before purchasing shares of our common stock.

WE HAVE A RECENT HISTORY OF LOSSES.

Although we have been profitable for our fiscal years ended March 31, 1997, 1998 and 1999, due to less than anticipated sales in our current fiscal year, we have incurred a net loss of $537,387 for the nine-month period ending December 31, 1999. Although we were profitable with net income of $58,291 in the three-month period ending December 31, 1999 and expect to continue to be profitable, any future losses could depress the price of our common stock.

OUR DEBT CREATES FINANCIAL AND OPERATING RISK; WE HAVE HAD TO SEEK WAIVERS FROM OUR LENDER TO BE IN COMPLIANCE WITH THE TERMS OF OUR LOAN AGREEMENT.

As of February 15, 2000, we owed our lender $7,810,000. This debt is secured by our assets and the capital stock of our operating subsidiaries. Due to our recent poor performance, we have had to obtain waivers from our lender in each of our last three fiscal quarters to avoid being in default under the terms of our loan agreement, which requires us to meet certain financial tests as of the last date of each quarter. In future periods, if we fail to meet these financial tests and if our lender does not waive our non-compliance with such tests, our lender could demand that we repay the entire amount of indebtedness immediately. If that were to happen and we are unable to find alternative means of financing, we might be forced to curtail or otherwise cease operations.

WE DEPEND ON KEY PERSONNEL.THE LOSS OF A SINGLE KEY EMPLOYEE COULD HARM OUR BUSINESS.

Our business is managed by a limited number of key management and operating personnel. In addition, some of our large customer accounts to a large degree are based on the relationship between the customer and a particular CoActive executive or employee. The loss of one of those people could harm our business. We believe that our future success will depend in large part on our continued ability to attract and retain highly skilled and qualified personnel. Each of our key executives is a party to an employment agreement that expires in either 2001, 2002 or 2003.

THE LOSS OF A SINGLE CUSTOMER COULD HARM OUR BUSINESS.

Our principal clients are consumer product manufacturers, generally among the Fortune 500, which are actively engaged in promoting their products both to specific retail chains, groups of retailers or other sources of distribution, and to consumers. A substantial portion of our sales have been dependent on one client or a limited concentration of clients. The loss of one or more of these clients could materially and adversely effect our business.

OUR REVENUE PATTERNS ARE UNPREDICTABLE.

A significant portion of our revenues are derived from large promotional programs which originate on a project by project basis. Since these projects are susceptible to change, delay or cancellation as a result of specific client financial or other circumstantial issues as well as changes in the overall economy, our revenue is unpredictable and may vary significantly from period to period.

OUR BUSINESS IS HIGHLY COMPETITIVE.

The market for promotional services is highly competitive, with hundreds of companies claiming to provide various services in the promotion industry. Certain of these companies have greater financial and marketing resources than we do. We believe that we can compete on the basis of the quality and the degree of comprehensive service which we provide to our clients. However, if our customers decide to utilize the services of our competitors, our business could be harmed.

OUR GROWTH STRATEGY INVOLVES RISKS.

An integral part of the our growth strategy involves our acquisition of complementary businesses and entering into strategic relationships. In addition to the risk that acquired businesses may not perform as expected, risks we may encounter in connection with our acquisition strategy include:

     - difficulties in integrating the operations, information systems and personnel of the company we acquire;

     - diversion of the attention of our executives from other business concerns;

     -    potentially dilutive issuances of our securities;

     - amortization of expenses related to goodwill and other intangible assets; and

     -    the incurrence of additional debt.

SHAREHOLDERS MAY BE UNABLE TO EXERCISE CONTROL BECAUSE MANAGEMENT OWNS A LARGE PERCENTAGE OF OUR COMMON STOCK.

As of February March 1, 2000, our executive officers and directors beneficially owned approximately 46.2% of our common stock. As a result, our executive officers and directors will have significant influence to :

     -   elect or defeat the election of our directors;

     - amend or prevent the amendment of our certificate of incorporation or bylaws;

     - effect or prevent a merger, sale of our assets or other significant corporate transaction; and

     - control the outcome of any other matter submitted to shareholders for a vote.

Management's stock ownership may also delay, prevent or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of CoActive. In addition, our loan agreement requires our executive officers to continue to maintain a certain minimum percentage of beneficial ownership of our common stock during the term of the loan agreement.

FUTURE SALES OF OUR COMMON STOCK BY EXISTING STOCKHOLDERS MAY ADVERSELY AFFECT THE OUR STOCK PRICE.

Our stock price will likely decline if the supply of our stock being sold in the open market exceeds the demand for our stock. Substantially all of our shares of Common Stock, other than shares held by our management, are eligible for sale in the open market.

BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS, YOUR ABILITY TO PROFIT FROM AN INVESTMENT IN OUR COMMON STOCK WILL DEPEND SOLELY ON AN INCREASE IN MARKET PRICE.

We have never declared or paid any cash dividends on our common stock. Payment of any future dividends will depend on our earnings and capital requirements and other factors our directors considers appropriate. We intend to retain earnings, if any, to finance the development and expansion of our business, and do not anticipate paying any dividends in the foreseeable future. In addition, the terms of our loan agreement impose limitations on the payment of dividends on our common stock.

                                 USE OF PROCEEDS

     We will receive no proceeds from the sale of shares by selling stockholders.

     We will receive $2.50 per share from the exercise of outstanding warrants to purchase an aggregate of 250,000 shares which may be resold pursuant to this prospectus. If all of these warrants were exercised we would receive gross proceeds of $625,000. There is no assurance that any of the warrants will be exercised. Any proceeds from the exercise of the warrants will be added to our working capital and used for general corporate purposes.

                              SELLING STOCKHOLDERS

     The table on the following page provides, as of March 1, 2000, information regarding the number and percentage of shares held by the selling stockholders before and after this offering. The calculations are based on 5,015,981 outstanding shares. If an * appears in a column next to a stockholder's name, that stockholder owns less than one percent of our common stock. Except as indicated below, each of the selling stockholders acquired the shares to be sold by that person in a private placement we completed January 31, 2000, or will acquire such shares upon the exercise of warrants that were sold in that private placement. Unless disclosed in the footnotes to the table, no selling stockholder has held any position or office or had any other material relationship with us during the past three years.

     For purposes of this table, a person is deemed to be the beneficial owner of our common stock if such person:

     - has or shares the power to vote or direct the voting of the common stock or to dispose or direct the disposition of the common stock; or

     - has the right to acquire beneficial ownership of the common stock within 60 days.

Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise indicated in a footnote to this chart, each stockholder has sole voting and dispositive power with respect to the shares of common stock he or she holds. The shares of common stock of each stockholder do not include shares held by that person's spouse or children.

     The number of shares offered for sale for the account of a stockholder and the number and percentage of shares owned by a stockholder before this offering includes the shares of common stock held by the stockholder as of the date of this prospectus and shares we are registering that are issuable upon the exercise of the warrants. The number and percentage of shares beneficially owned by each stockholder after this offering assumes the sale of all shares offered for sale for the account of that stockholder.

==================================================================================================================
                                              Beneficially Owned Prior
                                                   to This Offering
                                                   ----------------
                                              --------------------------
                                                Number of    Percent of      Offered      Beneficially Owned
Name of Selling Stockholder                      Shares        Shares       for Sale(1)    After This Offering
---------------------------                     ---------    -----------    --------       -------------------
------------------------------------------------------------------------------------------------------------------
JMS LLC, as custodian FBO
Sara Barrett IRA (2)                            14,700           *             12,000          2,700
------------------------------------------------------------------------------------------------------------------
JMS LLC, as custodian FBO
Sara Barrett Money
Purchase Plan(2)                                 3,000           *              3,000            0
------------------------------------------------------------------------------------------------------------------
JMS LLC, as custodian
FBO William J. Barrett
IRA(3)                                          37,500           *             37,500            0
------------------------------------------------------------------------------------------------------------------
JMS LLC, as custodian
FBO Herbert M. Gardner
IRA-Roll(4)                                     46,250           *             33,750         12,500
------------------------------------------------------------------------------------------------------------------
The Gardner Family
Foundation, Inc.(5)                              5,875           *              3,375          2,500
------------------------------------------------------------------------------------------------------------------
Mary K. Gardner(6)                              23,750           *             11,250         12,500
------------------------------------------------------------------------------------------------------------------
Ellen M. Noreen and
Clifford M. Noreen, as joint
tenants                                         25,750           *             18,750          7,000
------------------------------------------------------------------------------------------------------------------
Special Situations Private
Equity Fund, L.P.(7)                           630,375         12.1%          630,375            0
------------------------------------------------------------------------------------------------------------------
OG Holding Corporation
Liquidation Trust (8)                          706,731         14.1%          706,031            0
------------------------------------------------------------------------------------------------------------------
Brian Murphy (9)                                30,000           *             30,000            0
==================================================================================================================


(1) The number of shares being offered by each selling stockholder includes shares issuable upon the exercise of warrants, as follows: JMS LLC, as custodian FBO Sara Barrett IRA, 4,000; JMS LLC, AS CUSTODIAN FBO SARA BARRETT MONEY PURCHASE PLAN, 1,000; JMS LLC, AS CUSTODIAN FBO WILLIAM J. BARRETT IRA, 12,500; JMS LLC, as custodian FBO Herbert M. Gardner IRA-Roll, 11,250; The Gardner Family Foundation, Inc.,
        1,125; Mary K. Gardner, 3,750; Ellen M. Noreen and Clifford M.
        Noreen, as joint tenants, 6,250; and Special Situations Private
        Equity Fund, L.P., 210,125.

(2) Sara Barrett is the wife of William J. Barrett, identified in footnote (3) below. Mrs. Barrett disclaims beneficial ownership of the shares of common stock held by her husband.

(3) Mr. Barrett is a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm which provides financial advisory services to the Company. In addition to the shares held in this account, Mr. Barrett beneficially owns 18,000 shares of our common stock held in a separate retirement account, and directly owns immediately exercisable warrants to purchase 37,500 shares of our common stock. Mr. Barrett disclaims beneficial ownership of the shares of the common stock held by his wife.

(4) Herbert M. Gardner is a Director of ours and a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm which provides us with financial advisory services. In addition to the shares beneficially held by Mr. Gardner in this IRA account, Mr. Gardner beneficially owns 5,000 shares of common stock held in a different retirement account and directly owns 16,179 shares of common stock. Mr. Gardner also owns warrants to purchase 37,500 shares of common stock and options to purchase 20,625 shares of common stock. Mr. Gardner disclaims beneficial ownership of the shares held by his wife, Mary K. Gardner, and by The Gardner Family Foundation, Inc., both of whom are selling stockholders listed in the table above.

(5) This is a charitable organization, of which Mr. Herbert M. Gardner, one of our directors, is President and a board member, and of which Mary K. Gardner, Mr. Gardner's wife and a selling stockholder, is also a director.

(6) Mary K. Gardner is the wife of our director Herbert M. Gardner and disclaims beneficial ownership of our shares of common stock held by him. Ms. Gardner also disclaims beneficial ownership of the shares of common stock held by The Gardner Family Foundation, Inc., of which she is a director.

(7) The general partner of this entity is MG Advisors, L.L.C. Austin W. Marxe and David M. Greenhouse control, and are the principal owners of MG Advisors.

(8) Thomas E. Lachenman who is a director of ours, is the trustee of, and owns a 59.1% interest in, OG Holding Corporation Liquidation Trust. Until September 14, 1999, Mr. Lachenman was a director, and the President and Chief Executive Officer of our subsidiary Optimum Group, Inc. These shares were acquired by this trust in connection with our purchase of the assets of OG Holding Corporation, of which Mr. Lachenman was a majority shareholder. Mr. Lachenman is also the holder of immediately exercisable options to purchase 6,773 shares of our common stock.

(9) Mr. Murphy is a director of ours and the Chief Executive Officer of our subsidiary, U.S. Concepts, Inc., a Delaware corporation. Mr. Murphy received these shares of common stock in connection with our purchase of the assets of Murphy Liquidating Corporation (then known as U.S. Concepts, Inc., a New York corporation) of which he was the sole shareholder.

                              PLAN OF DISTRIBUTION

     Sales by selling stockholders may be made pursuant to this prospectus from time to time as each selling stockholder determines. Sales may be made directly to purchasers or through brokers, dealers or agents. Brokers, dealers or agents who participate in sales of shares may receive discounts, concessions or commissions from the sellers or purchasers.

     Since the selling stockholders and any participating brokers, dealers or agents may be deemed to be underwriters within the meaning of the Securities Act, any profits they receive on the sale of the shares and any related discounts, commissions or concessions may be deemed to be underwriting discounts and commissions under the Securities Act.

     The shares may be sold in one or more transactions:

     - on any exchange on which the shares may be listed at the time of the sale

     -      in the over-the-counter markets

     - in negotiated transactions other than on such exchange or in the over-the counter market; or

     -      through the writing of options

     The selling stockholders may sell the shares from time to time in one or more transactions at:

     -      fixed prices

     -      prevailing market prices at the time of sale

     -      varying prices determined at the time of sale; or

     -      negotiated prices

     In addition, subject to applicable state and foreign laws, the shares which qualify for sale under an applicable exemption from registration under the Securities Act may be sold pursuant to the exemption rather than this prospectus.

     To the best of our knowledge, there are currently no plans, arrangements or understandings regarding the sale of shares between any of the selling stockholders and any broker, dealer, agent or underwriter. There is no certainty that any selling stockholder will sell any or all of the shares offered by it under this prospectus or that any selling stockholder will not transfer, devise or donate such shares by means not described in this prospectus.

     The selling stockholders and any other person participating in the offering will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. These restrictions may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

     We will pay substantially all of the expenses incidental to the registration, offering and sale of the shares covered by this prospectus, except expenses for discounts, commissions and concessions of brokers, dealers and agents participating in sales.

     We have entered into an indemnification agreement with each of the selling stockholders which provides that we and each selling stockholder will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with any such liabilities.

     We will make copies of this prospectus available to the selling stockholders. At or before the time of any sale of shares by a selling stockholder pursuant to this prospectus, the selling stockholder must deliver a copy of this prospectus to the purchaser.

                                  LEGAL MATTERS

     The legality of the securities offered by this prospectus has been passed upon for us by Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798. Joseph S. Hellman, a partner of Kronish Lieb Weiner & Hellman LLP and a director of CoActive, directly owns 12,000 shares of our Common Stock. In addition, Kronish Lieb Weiner & Hellman LLP owns of record and beneficially, and Mr. Hellman may be deemed to own beneficially, options to purchase 20,625 shares of our Commons Stock, of which 17,188 are immediately exercisable and 3,438 become exercisable on April 30, 2000. An equal number of these options are exercisable at prices of $3.375, $4.00 and $10.00.

                                     EXPERTS

     Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended March 31, 1999, have been audited by KPMG LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated in this prospectus by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The following statement sets forth the expenses payable in connection with this Registration Statement (estimated except for the registration fee), all of which will be borne by CoActive:

Securities and Exchange Commission filing fee......................$       1,078.57
Legal fees and expenses............................................$      15,000.00
Accountant's fees and expenses.....................................$       5,000.00
Miscellaneous (including printing and distribution costs)..........$       5,000.00

Total..............................................................$      26,078,57
                                                                      ===============


ITEM 15.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     CoActive's Certificate of Incorporation provides that the directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. CoActive's Certificate of Incorporation provides further that without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VII of CoActive's By-laws provides in general that CoActive shall have the power to indemnify any officer or director expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such officer or director, to the fullest extent permitted by law in connection with and including those instances in which such indemnification as deemed by a majority of a quorum of directors who were not parties to such action, suit or proceeding or by independent legal counsel, after due investigation, to be in the best interests of CoActive, with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by reason of his or her performance as a director, officer, employee or agent of CoActive or any of its subsidiaries, or in any other capacity on behalf of CoActive or any of its subsidiaries. Article VII of CoActive's By-laws also provides that CoActive may advance expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding as authorized by CoActive's Board of Directors upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by law. CoActive has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

ITEM 16.  Exhibits and Financial Data Schedules.

(a) Exhibits

4.1     --   Form of  Warrant issued to selling stockholders.

5.1     --   Opinion of Kronish, Lieb, Weiner & Hellman LLP.

23.1    --   Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5.1 to this registration statement.

23.2    --   Consent of KPMG LLP

24.1    --   Power of Attorney is set forth on the signature page of this registration statement.


(b)  Financial Data Schedules

     Financial Data Schedules are not required to be filed since all financial statements have been previously included in filings with the Commission.

ITEM 17.  Undertakings.

                     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by CoActive pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Great Neck, State of New York, on this 29th day of February, 2000.

                                       CoACTIVE MARKETING GROUP, INC.

                                       By: /s/ Donald A. Bernard
                                           ------------------------------------
                                             Donald A. Bernard
                                             Executive Vice President and
                                                Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Donald A. Bernard and John P. Benfield, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this registration statement.

SIGNATURE                                       TITLE                                     DATE
---------                                       -----                                     ----
Principal Executive Officer:
                                                President and
                                                Chief Executive Officer              February 29, 2000

/s/ John P. Benfield
--------------------------------------
            John P. Benfield


Principal Financial and Accounting
Officer:


                                                Executive Vice President
/s/ Donald A. Bernard                           and Chief Financial                  February 29, 2000
--------------------------------------          Officer
            Donald A. Bernard



Other Directors:


/s/ Paul A. Amershadian
--------------------------------------          Director                             February 29, 2000
            Paul A. Amershadian


SIGNATURE                                      TITLE                                 DATE
---------                                      -----                                 ----
/s/ Joseph S. Hellman
-------------------------------------
            Joseph S. Hellman                  Director                              March 6, 2000



/s/ Thomas E. Lachenman
-------------------------------------
          Thomas E. Lachenman                  Director                              February 29, 2000



/s/ Brian Murphy
-------------------------------------
          Brian Murphy                         Director                              February 29, 2000



                                  EXHIBIT INDEX

Number      Exhibit
------      -------
4.1         --    Form of Warrant issued to selling stockholders.

5.1         --    Opinion of Kronish, Lieb, Weiner & Hellman LLP.

23.1        --    Consent of Kronish, Lieb, Weiner & Hellman LLP is contained in their opinion filed as Exhibit 5.1 to this registration statement.

23.2        --    Consent of KPMG LLP.

24.1        --    Power of Attorney is set forth on the signature page of this registration statement.